Exhibit 99.2

Apyx Medical Corporation Announces $7,000,000 Million Registered Direct Offering

CLEARWATER, FL — November 8, 2024 - Apyx Medical Corporation (NASDAQ:APYX) (“Apyx Medical” or the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency platform technology marketed and sold as Renuvion®, today announced it has entered into a definitive purchase agreement with Nantahala Capital for the purchase and sale in a registered direct offering of 3,000,000 shares of the Company’s common stock at a purchase price of $1.18 per share and pre-funded warrants to purchase up to 2,934,690 shares of the Company’s common stock at a purchase price of $1.179 per pre-funded warrant (which represents the per share offering price for common stock less the exercise price per share for each pre-funded warrant of $0.001). The gross proceeds to Apyx Medical from the offering were approximately $7,000,000, before deducting offering expenses payable by the Company. The offering closed on November 8, 2024.

The purchase price of $1.18 per share of common stock was calculated using the average closing price of the Company’s common stock on the Nasdaq Global Select Market for the five trading days prior to market close on November 7, 2024.

The Company did not use a placement agent in connection with the offering.

Apyx Medical intends to use the proceeds from the offering for working capital and other general corporate purposes.

The securities are being offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-268532) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 2, 2022. The offering of such securities is being made only by means of a prospectus supplement and accompanying prospectus that forms a part of the registration statement. Copies of the prospectus supplement and accompanying base prospectus will be filed with the SEC and will be available free of charge on the SEC’s website at http://sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

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Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; the impact of the March 14, 2022 FDA Safety Communication on our business and operations; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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